                                                                  Exhibit 10.4.1

                                ASK JEEVES, INC.
                            STOCK OPTION GRANT NOTICE
                           1999 EQUITY INCENTIVE PLAN
                          (RETENTION INCENTIVE OPTIONS)

Ask Jeeves, Inc. (the "Company'), pursuant to its 1999 Equity Incentive Plan (the "Plan"), hereby grants to Optionholder an option to purchase the number of shares of the Company's Common Stock set forth below. This option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement, the Plan and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety.

Optionholder:
                                         -------------------------------------
Date of Grant:
                                         -------------------------------------
Vesting Commencement Date:
                                         -------------------------------------
Number of Shares Subject to Option:
                                         -------------------------------------
Exercise Price (Per Share):
                                         -------------------------------------
Total Exercise Price:
                                         -------------------------------------
Expiration Date:
                                         -------------------------------------

TYPE OF GRANT:         / / Nonstatutory Stock Option

EXERCISE SCHEDULE:     / / Same as Vesting Schedule                / / Early Exercise Permitted

VESTING SCHEDULE:      25% of the shares shall vest on the first (1st)
                       anniversary of the Vesting Commencement Date, and the
                       balance of the shares shall vest in a series of
                       thirty-six (36) successive equal monthly installments
                       upon Optionholder's completion of each additional
                       month of Continuous Service over the thirty-six (36)
                       month period measured from the first anniversary of the
                       Vesting Commencement Date.

PAYMENT:               By one or a combination of the following items
                       (described in the Stock Option Agreement):

                       By cash or check Pursuant to a Regulation T Program if the Shares are publicly traded By delivery of already-owned shares if the Shares are publicly traded

ADDITIONAL TERMS/ACKNOWLEDGEMENTS: The undersigned Optionholder acknowledges receipt of and understands and agrees to, this Grant Notice, the Stock Option Agreement and the Plan. Optionholder further acknowledges that as of the Date of Grant, this Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Optionholder under the Plan, and (ii) the following agreements only:

     OTHER AGREEMENTS:
                                    -------------------------------------------
                                    -------------------------------------------




ASK JEEVES, INC.                       OPTIONHOLDER:

By:
   -------------------------------         -----------------------------------
               Signature                                Signature

Title:                                     Date:
      ----------------------------              ------------------------------

Date:
     -----------------------------

ATTACHMENTS: Stock Option Agreement, 1999 Equity Incentive Plan and Notice of Exercise

                                ASK JEEVES, INC.
                           1999 EQUITY INCENTIVE PLAN

                             STOCK OPTION AGREEMENT
                          (NONSTATUTORY STOCK OPTIONS)
                          (RETENTION INCENTIVE OPTIONS)

         Pursuant to your Stock Option Grant Notice ("Grant Notice") and this Stock Option Agreement, Ask Jeeves, Inc. (the "Company") has granted you an option under its 1999 Equity Incentive Plan (the "Plan") to purchase the number of shares of the Company's Common Stock indicated in your Grant Notice at The exercise price indicated in your Grant Notice. Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

         The details of your option are as follows:

1. VESTING. SUBJECT TO THE LIMITATIONS CONTAINED HEREIN, YOUR OPTION WILL VEST AS PROVIDED IN YOUR GRANT NOTICE, PROVIDED THAT VESTING WILL CEASE UPON THE TERMINATION OF YOUR CONTINUOUS SERVICE.

2. NUMBER OF SHARES AND EXERCISE PRICE. THE NUMBER OF SHARES OF COMMON STOCK SUBJECT TO YOUR OPTION AND YOUR EXERCISE PRICE PER SHARE REFERENCED IN YOUR GRANT NOTICE MAY BE ADJUSTED FROM TIME TO TIME FOR CAPITALIZATION
ADJUSTMENTS, AS PROVIDED IN THE PLAN.

3. EXERCISE PRIOR TO VESTING ("EARLY EXERCISE"). IF PERMITTED IN YOUR GRANT NOTICE (I.E., THE "EXERCISE SCHEDULE" INDICATES THAT "EARLY EXERCISE" OF YOUR OPTION IS PERMITTED) AND SUBJECT TO THE PROVISIONS OF YOUR OPTION, YOU MAY ELECT AT ANY TIME THAT IS BOTH (I) DURING THE PERIOD OF YOUR CONTINUOUS SERVICE AND (II) DURING THE TERM OF YOUR OPTION, TO EXERCISE ALL OR PART OF YOUR OPTION, INCLUDING THE NONVESTED PORTION OF YOUR OPTION; PROVIDED, HOWEVER, THAT:

         (A) a partial exercise of your option shall be deemed to cover first vested shares of Common Stock and then the earliest vesting installment of unvested shares of Common Stock;

         (B) any shares of Common Stock so purchased from installments that have not vested as of the date of exercise shall be subject to the purchase option in favor of the Company as described in the Company's form of Early Exercise Stock Purchase Agreement;

         (C) you shall enter into the Company's form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred; and

4. METHOD OF PAYMENT. PAYMENT OF THE EXERCISE PRICE IS DUE IN FULL UPON EXERCISE OF ALL OR ANY PART OF YOUR OPTION. YOU MAY ELECT TO MAKE PAYMENT OF THE EXERCISE PRICE IN CASH OR BY CHECK OR IN ANY OTHER MANNER PERMITTED BY YOUR GRANT NOTICE, WHICH MAY INCLUDE

ONE OR MORE OF THE FOLLOWING:

         (A) In the Company's sole discretion at the time your option is exercised and provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in THE WALL STREET JOURNAL, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

         (B) Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in THE WALL STREET JOURNAL, by delivery of already-owned shares of Common Stock either that you have held for the period required to avoid a charge to the Company's reported earnings (generally six months) or that you did not acquire, directly or indirectly from the Company, that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. "Delivery" for these purposes, in the sole discretion of the Company at the time you exercise your option, shall include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, you may not exercise your option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company's stock.

         (C) Pursuant to the following deferred payment alternative:

                  (1) Not less than one hundred percent (100%) of the aggregate exercise price, plus accrued interest, shall be due four (4) years from date of exercise or, at the Company's election, upon termination of your Continuous Service.

                  (2) Interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to (i) avoid the treatment as interest, under any applicable provisions of the Code, of any portion of any amounts other than amounts stated to be interest under the deferred payment arrangement and (ii) avoid any potential charge to the Company's earnings required in the opinion of the Company's independent public accountants.

                  (3) At any time that the Company is incorporated in Delaware,' payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall be made in cash and not by deferred payment.

                  (4) In order to elect the deferred payment alternative, you must, as a pan of your written notice of exercise, give notice of the election of this payment alternative and, in order to secure the payment of the deferred exercise price to the Company hereunder, if the Company so requests, you must tender to the Company a promissory note and a security agreement covering the purchased shares of Common Stock, both in form and substance satisfactory to the Company, or such other or additional documentation as the Company may request.

5. WHOLE SHARES. YOU MAY EXERCISE YOUR OPTION ONLY FOR WHOLE SHARES OF COMMON STOCK.

6. SECURITIES LAW COMPLIANCE. NOTWITHSTANDING ANYTHING TO THE

CONTRARY CONTAINED HEREIN, YOU MAY NOT EXERCISE YOUR OPTION UNLESS THE SHARES OF COMMON STOCK, ISSUABLE UPON SUCH EXERCISE ARE THEN REGISTERED UNDER THE SECURITIES ACT OR, IF SUCH SHARES OF COMMON STOCK ARE NOT THEN SO REGISTERED, THE COMPANY HAS DETERMINED THAT SUCH EXERCISE AND ISSUANCE WOULD BE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE EXERCISE OF YOUR OPTION MUST ALSO COMPLY WITH OTHER APPLICABLE LAWS AND REGULATIONS GOVERNING YOUR OPTION, AND YOU MAY NOT EXERCISE YOUR OPTION IF THE COMPANY DETERMINES THAT SUCH EXERCISE WOULD NOT BE IN MATERIAL COMPLIANCE WITH SUCH LAWS AND REGULATIONS.

7. TERM. THE TERM OF YOUR OPTION COMMENCES ON THE DATE OF GRANT AND EXPIRES UPON THE EARLIEST OF THE FOLLOWING:

         (A) three (3) months after the termination of your Continuous Service for any -reason other than your Disability or death, Provided that if during any part of such three (3) month period your option is not exercisable solely because of the condition set forth in the preceding paragraph relating to "Securities Law Compliance," your option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the Termination of your Continuous Service;

         (B) twelve (12) months after the termination of your Continuous Service due to your Disability;

         (C) twelve (12) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates;

         (D) the Expiration Date indicated in your Grant Notice; or

         (E) the tenth (10th) anniversary of the Date of Grant.

8. EXERCISE.

         (A) You may exercise the vested portion of your option (and the unvested portion of your option if your Gram Notice so permits) during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

        (B) By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option, (2) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (3) the disposition of shares of Common Stock acquired upon such exercise.

9. TRANSFERABILITY. YOUR OPTION IS NOT TRANSFERABLE, EXCEPT BY WILL OR BY THE LAWS OF DESCENT AND DISTRIBUTION, AND IS EXERCISABLE DURING YOUR LIFE ONLY BY YOU. NOTWITHSTANDING THE FOREGOING, BY DELIVERING WRITTEN NOTICE TO THE COMPANY, IN A FORM SATISFACTORY TO THE COMPANY, YOU MAY DESIGNATE A THIRD PARTY WHO, IN THE EVENT OF YOUR DEATH, SHALL THEREAFTER BE ENTITLED TO EXERCISE YOUR OPTION.

10. OPTION NOT A SERVICE CONTRACT. YOUR OPTION IS NOT AN EMPLOYMENT OR SERVICE CONTRACT, AND NOTHING IN YOUR OPTION SHALL BE DEEMED TO CREATE IN ANY WAY WHATSOEVER ANY OBLIGATION ON YOUR PART TO CONTINUE IN THE EMPLOY OF THE COMPANY OR AN AFFILIATE, OR OF THE COMPANY OR AN AFFILIATE TO CONTINUE YOUR EMPLOYMENT. IN ADDITION, NOTHING IN YOUR OPTION SHALL OBLIGATE THE COMPANY OR AN AFFILIATE, THEIR RESPECTIVE SHAREHOLDERS, BOARDS OF DIRECTORS, OFFICERS OR EMPLOYEES TO CONTINUE ANY RELATIONSHIP THAT YOU MIGHT HAVE AS A DIRECTOR OR CONSULTANT FOR THE COMPANY OR AN AFFILIATE.

11. WITHHOLDING OBLIGATIONS.

         (A) At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a "cashless exercise" pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your option.

         (B) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable conditions or restrictions of law, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law. If the date of determination of any withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under
Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your option. Notwithstanding the filing of such election, shares of Common Stock shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

         (C) You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of

Common Stock from any escrow provided for herein.

12. SPECIAL ACCELERATION PROVISIONS.

         (A) Notwithstanding any other provisions of the Plan to the contrary and in conjunction with Section 11 of the Plan, if a Change in Control (as such Term is defined below) occurs, then the vesting and exercisability your option shall be accelerated as to 50% of the shares subject to your option or any reacquisition or repurchase rights held by the Company with respect to your option shall lapse as to 50% of the shares subject to your option, as appropriate.

         (B) In addition to subsection 12(a), if (i) a Change in Control occurs and (ii) within twelve (12) months after the date of such Change in Control your Continuous Service terminates due to an involuntary termination (not including death or Disability) without Cause (as such term is defined below) or due to a Constructive Termination (as such term is defined below),
- -then the vesting and exercisability your option shall be accelerated as to 50% of the shares subject to your option or any reacquisition or repurchase rights held by the Company with respect to your option shall lapse as to 50% of the shares subject to your option, as appropriate.

         (C) For purposes of this Section 12 only, Change in Control means:
(i) a dissolution or liquidation of the Company; (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company; (iii) a merger or consolidation in which the Company is not the surviving corporation and in which beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors has changed; (iv) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, and in which beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors has changed; (v) an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or subsidiary of the Company or other entity controlled by the Company) of the beneficial ownership (within the meaning of Rule l3d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors; or (vi) in the event that the individuals who, as of the date of adoption of the Plan, are members of the Company's Board (the "Incumbent Board"), cease for any reason to constitute at least fifty percent (50%) of the Board. (If the election, or nomination for election by the Company's stockholders, of any new Director is approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new Director shall be considered to be a member of the Incumbent Board in the future.)

         (D) For purposes of this Section 12 only, Cause means the occurrence of any of the following (and only the following): (i) conviction of the terminated Participant of any felony involving fraud or act of dishonesty against the Company or its Affiliates; (ii) conduct by the terminated Participant which, based upon good faith and reasonable factual investigation and determination of the Company (or, if the terminated Participant is an officer, of the Board), demonstrates gross unfitness to serve; or (iii) intentional, material violation by the terminated

Participant of any statutory or fiduciary duty of the terminated Participant to the Company or its Affiliates. In addition, if the terminated Participant is not an officer, Cause also shall include poor performance of the terminated Participant's services for the Company or its Affiliates as determined by the Company following (A) written notice to the Participant describing the nature of such deficiency and (b) the Participant's failure to cure such deficiency within thirty (30) days following receipt of the such written notice.

         (E) For purposes of this Section 12 only, Constructive Termination means the occurrence of any of the following events or conditions: (i) (A) a change in the Participant's status, title, position or responsibilities (including reporting responsibilities) which represents an adverse change from the Participant's status, title, position or responsibilities as in effect at any lime within ninety (90) days preceding the date of a Change in Control (as defined in subsection 12(c) of this Agreement) or at any time thereafter; (B) the assignment to the Participant of any duties or responsibilities which are inconsistent with the Participant's status, title, position or responsibilities as in effect at any time within ninety (90) days preceding the date of a Change in Control or at any Time thereafter; or (C) any removal of the Participant from or failure to reappoint or reelect the Participant to any of such offices or positions, except in connection with the termination of the Participant's Continuous Service for Cause, as a result of the Participant's Disability or death or by the Participant other than as a result of Constructive Termination; (ii) a reduction in the Participant's annual base compensation or any failure to pay the Participant any compensation Or benefits 10 which the Participant is entitled within five
(5) days of the date due; (iii) the Company's requiring the Participant to relocate to any place outside a thirty-five (35) mile radius of the Participant's current work site, except for reasonably required travel on the business of the Company or its Affiliates which is not materially greater than such travel requirements prior to the Change in Control; (iv) the failure by the Company to (A) continue in effect (without reduction in benefit level and/or reward opportunities) any material compensation or employee benefit plan in which the Participant was participating at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter, unless such plan is replaced with a plan that provides substantially equivalent compensation or benefits to the Participant, or (B) provide the Participant with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other employee benefit plan, program and practice in which the Participant was participating at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter; (v) any material breach by the Company of any provision of an agreement between the Company and the Participant, whether pursuant to this Plan or otherwise, other than a breach which is cured by the Company within fifteen (15) days following notice by the Participant of such breach; or (vi) the failure of the Company to obtain an agreement, satisfactory to the Participant, from any successors and assigns to assume and agree to perform the obligations created under this Plan.

13. PARACHUTE PAYMENTS. IN THE EVENT THAT THE ACCELERATION OF THE VESTING AND EXERCISABILITY OF YOUR OPTION AND/OR THE LAPSE OF REACQUISITION OR REPURCHASE RIGHTS WITH RESPECT TO YOUR OPTION PROVIDED FOR IN SECTION 32 AND BENEFITS OTHERWISE PAYABLE TO YOU (I) CONSTITUTE "PARACHUTE PAYMENTS" WITHIN THE MEANING OF SECTION 280G OF THE CODE, OR ANY COMPARABLE SUCCESSOR PROVISIONS, AND (II) BUT FOR THIS SUBSECTION WOULD BE SUBJECT TO THE EXCISE TAX IMPOSED BY

SECTION 4999 OF THE CODE, OR ANY COMPARABLE SUCCESSOR PROVISIONS (THE "EXCISE TAX"), THEN YOUR BENEFITS HEREUNDER SHALL BE EITHER

                  (1) provided to you in full, or

                  (2) provided to you as to such lesser extent which would result in no portion of your benefits being subject to the Excise Tax,

whichever of the foregoing amounts, when taking into account applicable federal state, local and foreign income and employment taxes, the Excise Tax, and any other applicable taxes, results in the receipt by you, on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of your benefits my be Taxable under the Excise Tax. Unless the Company and you otherwise agree in writing, any determination required under this subsection shall be made in writing in good faith by the independent public accountants (the "Accountants") of the Company. In the event of a reduction of benefits hereunder, you shall be given the choice of which benefits to reduce. For purposes of making the calculations required by this subsection, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code, and other applicable legal authority. The Company and you shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this subsection. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this subsection.

         If, notwithstanding any reduction described in this subsection, the IRS determines that you are liable for The Excise Tax as a result of the receipt of the payment of benefits as described above, then you shall be obligated to pay back to the Company, within thirty (30) days after a final IRS determination or in the event that you challenge the final IRS determination, a final judicial determination, a portion of the payment equal to the "Repayment Amount." The Repayment Amount with respect to the payment of benefits shah be the smallest such amount, if any, as shall be required to be paid to the Company so that your net after-tax proceeds with respect to any payment of benefits (after taking into account the payment of the Excise Tax and all other applicable taxes imposed on such payment) shall be maximized. The Repayment Amount with respect to the payment of benefits shall be zero if a Repayment Amount of more than zero would not result in your net after-tax proceeds with respect to the payment of such benefits being maximized. If the Excise Tax is not eliminated pursuant to this paragraph, you shall pay the Excise Tax.

         Notwithstanding any other provision of this Section 33, if (i) there is a reduction in the payment of benefits as described in this subsection,
(ii) the IRS later determines that you are liable for the Excise Tax, the payment of which would result in the maximization of your net after-tax proceeds (calculated as if your benefits had not previously been reduced), and (iii) you pay the Excise Tax, then the Company shall pay to you those benefits which were reduced pursuant to this subsection contemporaneously or as soon as administratively possible after you pay the Excise Tax so that your net after-tax proceeds with respect to the payment of benefits is maximized.

14. NOTICES. ANY NOTICES PROVIDED FOR IN YOUR OPTION OR THE PLAN SHALL BE GIVEN IN WRITING AND SHALL BE DEEMED EFFECTIVELY GIVEN UPON RECEIPT OR, IN THE CASE OF NOTICES DELIVERED BY MAIL BY THE COMPANY TO YOU, FIVE (5) DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, POSTAGE PREPAID, ADDRESSED TO YOU AT THE LAST ADDRESS YOU PROVIDED TO THE COMPANY.

15. GOVERNING PLAN DOCUMENT. YOUR OPTION IS SUBJECT TO ALL THE PROVISIONS OF THE PLAN, THE PROVISIONS OF WHICH ARE HEREBY MADE A PART OF YOUR OPTION, AND IS FURTHER SUBJECT TO ALL INTERPRETATIONS, AMENDMENTS, RULES AND REGULATIONS WHICH MAY FROM TIME TO TIME BE PROMULGATED AND ADOPTED PURSUANT TO THE PLAN. IN THE EVENT OF ANY CONFLICT BETWEEN THE PROVISIONS OF YOUR OPTION AND THOSE OF THE PLAN, THE PROVISIONS OF THE PLAN SHALL CONTROL.